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IDS Global Series, Inc.
File No. 33-25824/811-5696

                                            EXHIBIT INDEX


Exhibit 10 Opinion and consent of counsel as to the legality of the securities being registered

Exhibit 11        Independent Auditors' Consent

Exhibit 17        Financial Data Schedules

Exhibit 19(a) Directors' Power of Attorney, dated Jan. 8, 1997, to sign amendments to this Registration Statement

Exhibit 19(c)     Trustees' Power of Attorney, dated Jan. 8, 1997